Exhibit 99.1

News Release For Immediate Release January 18, 2019

Digirad Corporation Announces Appointment of Mitchell I. Quain to its Board of Directors

SUWANEE, GA – January 18, 2019 - Digirad Corporation (NASDAQ: DRAD) announced today the appointment of Mitchell I. Quain, 67, as a new independent director to its Board of Directors, effective immediately.

"We are very delighted for Mitch Quain to join the Board. His extensive business and investing experience make him well-qualified to serve as an independent director,” said Jeff Eberwein, Digirad’s Chairman of the Board. “Additionally, Mitch’s collective board experience will allow him to make a significant contribution to our new strategy of converting to a diversified holding company structure with a shared services center. We believe Mitch is uniquely positioned to provide guidance on this strategic initiative and we expect him to add significant value on behalf of all stockholders.”

Mr. Quain added, “Digirad’s growth potential is unique and significant with its new structure and I look forward to working with the Board and management to add substantial value for Digirad’s stockholders.  I am excited to become a shareholder given the longer-term value creation I see going forward.”

About Mitchell I. Quain

Mr. Quain brings to the Digirad Board over 30 years of Wall Street experience in research, investment banking, and private equity. He is currently a Senior Advisor to The Carlyle Group, L.P., a private equity firm. He had previously held senior management positions at One Equity Partners, ACI Capital, and ABN Amro.

Mr. Quain is currently the Lead Director of Jason Incorporated (NASDAQ: JASN) and Board member of AstroNova, Inc. (NASDAQ: ALOT). He also serves as a member of the Audit and Nominating Committees and as the Chairman of the Compensation Committee of AstroNova. Previously, Mr. Quain served on the Boards of RBC Bearings Incorporated (NASDAQ: ROLL), Hardinge, Inc. (NASDAQ: HDNG), Xerium Technologies, Inc. (NYSE: XRM), Magnetek, Inc. (NASDAQ: MAG), Tecumseh Products Company (NASDAQ: TECU), DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc., and Titan International, Inc. He also served as the Chairman of the Board of Register.com.

Mr. Quain has a Bachelor of Science degree in electrical engineering from the University of Pennsylvania and a Master of Business Administration degree from Harvard University. He is also a Chartered Financial Analyst.

About Digirad

Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, the ability to successfully execute acquisitions, the ability to successfully complete the transition of Digirad into a diversified holding company, the ability to reconstitute our Board of Directors and potentially to continue to do so, the intention of certain members of our Board to become shareholders of Digirad, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

For more information contact:
Jeffrey E. Eberwein
Chairman of the Board of Directors
203-489-9501
ir@digirad.com